Exhibit 2.1

FOURTH AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This Fourth Amendment to Business Combination Agreement (this “Fourth Amendment”) is made and entered into as of February 14, 2024, by and among (i) Relativity Acquisition Corp., a Delaware corporation (together with its successors, the “Purchaser”), (ii) Relativity Acquisition Sponsor, LLC, a Delaware limited liability company, in the capacity as the Purchaser Representative under the Amended Agreement (as hereinafter defined) (the “Purchaser Representative”), and (iii) Timothy J. Fullum in the capacity as the Seller Representative under the Amended Agreement (the “Seller Representative”). The Purchaser, the Purchaser Representative, and the Seller Representative are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Amended Agreement.

RECITALS:

A. The Parties and each of (i) SVES, Inc. (formerly Relativity Holdings Inc.), a Delaware corporation and a wholly owned subsidiary of the Purchaser (“Pubco”), (ii) Relativity Purchaser Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Pubco, (iii) SVES GO, LLC, a Florida limited liability company, SVES LLC, a Florida limited liability company, SVES CP LLC, a Florida limited liability company and SVES APPAREL LLC, a Florida limited liability company, (iv) SVGO LLC, ESGO LLC, SV Apparel LLC and ES Business Consulting LLC (each, a “Seller” and collectively, the “Sellers”), and (v) Timothy J. Fullum and Salomon Murciano are parties to that certain Business Combination Agreement made and entered into as of February 13, 2023, as amended by that First Amendment to Business Combination Agreement, dated March 20, 2023, that Second Amendment to Business Combination Agreement, dated April 19, 2023 and that Third Amendment to Business Combination Agreement, dated August 11, 2023 (the “Amended Agreement”).

B. The Parties desire to amend the Amended Agreement in accordance with Section 10.9 thereof (as amended from time to time, including by this Fourth Amendment, the “Business Combination Agreement”) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, and the other provisions contained in this Fourth Amendment, and intending to be legally bound hereby, the Parties hereto agree as follows:

1. Amendments to Business Combination Agreement.

(a) Section 8.1(b) of the of the Amended Agreement is hereby deleted in its entirety and replaced with the following:

“by written notice by the Purchaser or the Seller Representative if any of the conditions to the Closing set forth herein have not been satisfied or waived by November 14, 2024 (the “Outside Date”); provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to either the Purchaser or the Seller Representative if the breach or violation by either a Seller, a Founder, an Operating Company or its Affiliates, or a Purchaser Party or their respective Affiliates, as applicable, of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;”

2. Miscellaneous. Except as expressly provided in this Fourth Amendment, all of the terms and provisions in the Amended Agreement are and shall remain unchanged and in full force and effect, on the terms set forth therein. This Fourth Amendment does not constitute, directly or by implication, or a waiver of any provision of the Amended Agreement, or any other right, remedy, power or privilege of any party. Any reference to the Business Combination Agreement in the Business Combination Agreement shall hereinafter mean the Amended Agreement, as amended by this Fourth Amendment (or as the Business Combination Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). This Fourth Amendment shall be interpreted, construed, governed and enforced in a manner consistent with the Amended Agreement, and, without limiting the foregoing, Sections 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.10, 10.11, 10.13, and 10.15 of the Amended Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this Fourth Amendment as if all references to the “Agreement” contained therein were instead references to this Fourth Amendment.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS}

IN WITNESS WHEREOF, each Party hereto has caused this Fourth Amendment to be signed and delivered as of the date first written above.

The Purchaser:

RELATIVITY ACQUISITION CORP.

By:	/s/ Tarek Tabsh
Name:	Tarek Tabsh
Title:	Chief Executive Officer

The Purchaser Representative:

RELATIVITY ACQUISITION SPONSOR, LLC, solely in the capacity as the Purchaser Representative hereunder

By:	/s/ Tarek Tabsh
Name:	Tarek Tabsh
Title:	Managing Member

[Signature Page to Fourth Amendment to Business Combination Agreement]

The Seller Representative:

Timothy J. Fullum, solely in the capacity as the Seller Representative hereunder

/s/ Timothy J. Fullum
Timothy J. Fullum

[Signature Page to Fourth Amendment to Business Combination Agreement]